Exhibit 10.55

CHARITABLE AWARD PROGRAM FOR DIRECTORS

PROGRAM SUMMARY

PURPOSE

•	The purpose of The Charitable Award Program for Directors (the “Program”) is to provide the Company and Participants with an opportunity to provide substantial future contributions to eligible charitable organizations and educational institutions selected by the Participants.

DEFINITIONS

•	“Affiliate” means any partnership, corporation or entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with another partnership, corporation or entity.

•	“AXA” means AXA, a societe anonyme organized under the laws of the Republic of France.

•	“AXA Equitable,” means AXA Equitable Life Insurance Company, a corporation organized under the laws of the state of New York.

•	“Board” means the board of directors of the Company.

•	“Director” means a member of the Board and/or a member of the board of directors of any Affiliate.

•	“Cause” means (i) the willful failure by the Participant (other than due to physical or mental illness) to perform substantially all of his/her duties as a Director, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or an Affiliate, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendre to, a crime that constitutes a felony or (iv) the Participant’s using for his/her personal benefit, or disclosing, communicating or divulging to, or using for any person other than the Company or any Affiliate, any confidential information that had been made known to him/her or learned or acquired by him/her while a Director, unless such information has become public other than by such Participant’s actions or such disclosure is compelled under a subpoena from a court or administrative body having jurisdiction in the matter

•	“Committee” means the Organization and Compensation Committee of the Board, as constituted from time to time, or such other committee as may be designated from time to time by the Board.

•	“Company” means AXA Financial, Inc.

•	“Employee” means any person employed by the Company and/or its Affiliates on a regular full-time salaried basis or who is an officer of the Company and/or its Affiliates.

•	“Misconduct” by a Participant means the Participant’s (i) inducing any individual to leave the employ of the Company or any Affiliates, (ii) soliciting the employment of any individual employed by the Company or any Affiliate on his/her own behalf or on behalf of any other business enterprise; (iii) using for his/her personal benefit, or disclosing, communicating or divulging to, or using for any person other than the Company or any Affiliate, any confidential information that had been made known to him/her or learned or acquired by him/her while a Director, unless such information has become public other than by such Participant’s actions or such disclosure is compelled under a subpoena from a court or administrative body having jurisdiction in the matter; or (iv) otherwise acting in a manner that is substantially detrimental to the business or reputation of the Company or any Affiliate.

•	“Non-Officer Director” means a Director of the Company and/or AXA Equitable who is not an Employee.

•	“Participant” means a Non-Officer Director who has elected to participate in the Program.

PARTICIPATION

•	A Non-Officer Director may elect to participate in the Program at any time and designate up to five charitable organizations and/or educational institutions for donations by completing a charitable beneficiary recommendation form.

•	As soon as administratively practicable after receipt of appropriate documentation of a Participant’s death, the Company will contribute a total of $500,000 to be divided between up to five charitable organizations and/or educational institutions in accordance with the prior election of the Participant. The portion of the $500,000 to be allocated to each charitable organization and/or educational institution may be designated by the Participant in $50,000 increments.

•	Only $500,000 in total will be donated to a Participant’s recommended beneficiaries regardless of whether the Participant serves as a Director on both the Board and the board of directors of AXA Equitable.

•	The donation(s) will be made in the Participant’s name.

RECOMMENDATION OF CHARITABLE BENEFICIARY

•	Each Participant will complete a charitable beneficiary recommendation form to recommend up to five charitable organization(s) and/or educational institution(s) to receive a donation after his or her death. The form will be acknowledged by the Company, and a copy will be returned to the Participant.

•	In order to be eligible to receive a donation under the Program, a recommended organization must be tax-exempt under Section 501(c)(3) of the Internal Revenue Code. Typical qualifying organizations include colleges and universities, cultural organizations, hospitals and other health organizations, and social service organizations.

•	The recommendation of a beneficiary may be revoked or revised by a Participant at any time before his or her death, unless a Participant elects to make a recommendation irrevocable.

•	A Participant can make the recommendation of a beneficiary irrevocable as to any organization by completing the appropriate section of the charitable beneficiary recommendation form. The irrevocable recommendation can apply to all or a portion of the recommended donation amount for the organization. An irrevocable designation cannot be changed by the Participant unless the recommended organization ceases to meet the requirements of a qualified beneficiary under the Program.

•	If any organization recommended by a Participant to receive a donation ceases to meet the requirements of a Program beneficiary, and the Participant does not submit a revised recommendation before his or her death, the amount recommended for that particular organization shall be donated to the Participant’s remaining designated qualified organizations on a prorated basis. If all the organizations selected by a Participant cease to qualify, the Company will make a $500,000 charitable contribution on behalf of the Participant to the AXA Foundation.

•	Each organization recommended by a Participant will receive a letter from the Company notifying it that it has been selected by the Participant to receive a donation under the Program. However, a Participant can instruct the Company not to notify an organization.

TERMINATION

•	Donations will be made upon the death of a Participant regardless of whether the Participant’s services as a Director had terminated prior to his/her death. Notwithstanding the foregoing, donations will not be made upon the death of a Participant whose services as a Director had terminated prior to his/her death if such termination was for Cause or such Participant engaged in Misconduct after the termination.

ADMINISTRATION

•	The Committee is hereby authorized to administer the Program and establish, adopt, or revise such rules and regulations as it may deem necessary or advisable for the administration of the Program. The Committee shall have discretionary authority to construe and interpret the Program and to determine the rights, if any, of Participants and recommended beneficiaries under the Program. The Committee’s resolution of any matter concerning the Program shall be final and binding upon any Director and recommended beneficiary affected thereby.

FUNDING

•	In order to financially support the Program, the Company may purchase a life insurance policy or policies insuring the lives of the Participants. The Company will be the owner and beneficiary thereof. Neither the Participants nor the charitable organizations and educational institutions recommended by the Participants will have any rights or beneficial ownership interests in any such policy or policies acquired by the Company or in any other assets of the Company or any Affiliate. The obligation of the Company under this Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

•	Participants will cooperate with the Company by furnishing any and all medical and other information requested by the Company, taking such physical examinations as the Company may deem necessary, and taking such other action as may be requested by the Company to assist the Company in acquiring a life insurance policy or policies. If a Participant refuses to cooperate, the Company shall have no further obligation to the Participant or his or her recommended beneficiaries under this Program. If the Participant commits suicide during the two-year period beginning on the date when the Participant first becomes a Participant in the Program, or if the Participant makes any material misstatement of information or nondisclosure of medical history, no benefits will be payable by reason of this Program to the Participant’s recommended beneficiaries, or in the Company’s sole discretion, benefits may be payable in a reduced amount. If a Participant cooperates with the Company in acquiring a life insurance policy but is uninsurable, such Participant will still be entitled to benefits under the Plan.

•	The expenses of the Program will be borne by the Company. No contribution from a Participant will be required nor will a Participant forego any other compensation or benefits to participate.

TRANSFERABILITY

•	A Participant’s rights and interest under the Program may not be assigned or transferred.

AMENDMENT AND TERMINATION

•	The Program may be amended or terminated at any time by the Board as the Board may deem advisable.

EFFECTIVE DATE

•	The Program, effective as of January 1, 2005, is hereby amended as of May 17, 2007.

229904

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